As filed with the Securities and Exchange Commission on July 30, 2003
Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TELECOMMUNICATION SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of Incorporation or organization)	52-1526369 (I.R.S. Employer Identification No.)

275 West Street Annapolis, Maryland (Address of principal executive offices)	21401 (Zip code)

TeleCommunication Systems, Inc.
Third Amended and Restated 1997 Stock Incentive Plan
(Full title of plan)

(Name, address and telephone number of agent for service)	(Copy to:)
Maurice B. Tosé President and Chief Executive Officer TeleCommunication Systems, Inc. 275 West Street Annapolis, Maryland 21401 (410) 263-7616	Wm. David Chalk, Esq. Piper Rudnick LLP 6225 Smith Avenue Baltimore, Maryland 21209-3600 (410) 580-3000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount To be Registered	Proposed Maximum Price Per Unit(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)

Class A Common Stock, $0.01 par value	4,000,000(1)(2)	$2.97	$11,880,000	$961.09

(1)     An aggregate of 15,904,110 shares of Class A Common Stock may be offered or issued pursuant to the TeleCommunication Systems, Inc. Third Amended and Restated 1997 Stock Incentive Plan, 5,591,004 of which were previously registered on Form S-8 (File No. 333-48026), 3,000,000 of which were previously registered on Form S-8 (File No. 333-66676) and 4,000,000 of which are registered on this Form S-8. The remaining 3,313,106 shares were issued pursuant to option grants occurring prior to the Company’s initial public offering.

(2)     In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Class A Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions pursuant to the TeleCommunication Systems, Inc. Third Amended and Restated 1997 Stock Incentive Plan.

(3)     Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of TeleCommunication Systems, Inc. Class A Common Stock as reported on the Nasdaq National Market on July 25, 2003 (i.e., $2.97). Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Form S-8 only.

INCORPORATION OF DOCUMENTS BY REFERENCE

INFORMATION REQUIRED ON THE SECTION 10(a) PROSPECTUS

     In accordance with General Instruction E to Form S-8, the contents of the Registration Statements filed by TeleCommunication Systems, Inc. (the “Company” or the “Registrant”) with the Securities and Exchange Commission (the “Commission”) on October 16, 2000 (File No. 333-48026) and August 3, 2001 (File No. 333-66676), with respect to securities offered pursuant to the Company’s Third Amended and Restated 1997 Stock Incentive Plan, are hereby incorporated by reference.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

4.1	Amended and Restated Articles of Incorporation of the Company (incorporated by reference to the Company’s Registration Statement on Form S-1, as amended (File No. 333-35522) declared effective by the Securities and Exchange Commission on August 7, 2000).

4.2	Amended and Restated Bylaws of the Company (incorporated by reference to the Company’s Registration Statement on Form S-1, as amended (File No. 333-35522) declared effective by the Securities and Exchange Commission on August 7, 2000).

4.3	TeleCommunication Systems, Inc. Third Amended and Restated 1997 Stock Incentive Plan (incorporated by reference to Appendix B to the Company’s definitive Proxy Statement for its 2003 annual meeting of stockholders as filed with the Securities and Exchange Commission on April 30, 2003 (File No. 0-30821)).

5.1	Opinion of Piper Rudnick LLP, counsel for the Registrant, regarding the legal validity of the shares of Class A Common Stock being registered for issuance under the Third Amended and Restated 1997 Stock Incentive Plan (filed herewith).

23.1	Consent of Counsel (contained in Exhibit 5.1).

23.2	Consent of Independent Auditors (filed herewith).

24.1	Power of Attorney (filed herewith).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form S-8 Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Annapolis, State of Maryland, on the 23rd day of July, 2003.

TELECOMMUNICATION SYSTEMS, INC.

By:	/s/ Maurice B. Tosé Maurice B. Tosé Chief Executive Officer, President and Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Maurice B. Tosé Maurice B. Tosé	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	July 23, 2003

/s/ Thomas M. Brandt, Jr. Thomas M. Brandt, Jr.	Chief Financial Officer and Senior Vice President (Principal Financial and Accounting Officer)	July 23, 2003

     A majority of the Board of Directors (Maurice B. Tosé, Clyde A. Heintzelman, Richard A. Kozak, Weldon H. Latham, and Byron F. Marchant).

Date: July 23, 2003	By: /s/ Thomas M. Brandt, Jr. Thomas M. Brandt, Jr. Attorney-In-Fact

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

4.1	Amended and Restated Articles of Incorporation of the Company (incorporated by reference to the Company’s Registration Statement on Form S-1, as amended (File No. 333-35522) declared effective by the Securities and Exchange Commission on August 7, 2000).

4.2	Amended and Restated Bylaws of the Company (incorporated by reference to the Company’s Registration Statement on Form S-1, as amended (File No. 333-35522) declared effective by the Securities and Exchange Commission on August 7, 2000).

4.3	TeleCommunication Systems, Inc. Third Amended and Restated 1997 Stock Incentive Plan (incorporated by reference to Appendix B to the Company’s definitive Proxy Statement for its 2003 annual meeting of stockholders filed with the Securities Exchange Commission on April 30, 2003 (File No. 0-30821)).

5.1	Opinion of Piper Rudnick LLP, counsel for the Registrant, regarding the legal validity of the shares of Class A Common Stock being registered for issuance under the Third Amended and Restated 1997 Stock Incentive Plan (filed herewith).

23.1	Consent of Counsel (contained in Exhibit 5.1).

23.2	Consent of Independent Auditors (filed herewith).

24.1	Power of Attorney (filed herewith).